Exhibit 99.2

Operating profit for the three and nine months ended March 31, 2005 and 2004, respectively, was as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2005	2004	2005	2004
SunLink hospitals Ebitda (5 hospitals)	$3,536	$2,972	$8,582	$7,060
HealthMont hospitals Ebitda (2 hospitals)	1,114	217	1,413	133
Corporate overhead costs	(1,122)	(992)	(3,198)	(2,381)
Depreciation and amortization	(654)	(539)	(1,877)	(1,406)

Operating profit	$2,874	$1,658	$4,920	$3,406

The SunLink hospitals include the five existing hospitals acquired in February 2001 and the HealthMont hospitals refer to the two hospitals acquired in October 2003.